UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Soliciting Material Pursuant to §240.14a-12

CUMULUS MEDIA INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CUMULUS MEDIA INC.

Special Meeting of Stockholders

Notice of Meeting and Proxy Statement

3280 Peachtree Road, N.W.

Suite 2300

Atlanta, Georgia 30305

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On October 12, 2016

To the Stockholders of Cumulus Media Inc.:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Cumulus Media Inc., a Delaware corporation (the “Company” or “our”), which will be held at the Company’s offices, 3280 Peachtree Road, N.W., Atlanta, Georgia 30315, on October 12, 2016 at 9:00 a.m., local time. During this meeting, stockholders will vote on the following items:

(1) an amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to (i) effect a reverse stock split (the “Reverse Stock Split”) of our Class A common stock, Class B common stock and Class C common stock (collectively, the “Common Stock”) at a ratio of one (1) share of the applicable class of Common Stock for each eight (8) shares of the same class of Common Stock (the “Reverse Stock Split Ratio”) and (ii) if and when the Reverse Stock Split is effected, reduce the number of authorized shares of our Common Stock by the Reverse Stock Split Ratio; and

(2) an adjournment of the Special Meeting from time to time, if necessary or advisable (as determined by the Company) to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split.

Only holders of record of shares of our Class A common stock or Class C common stock at the close of business on September 9, 2016 are entitled to notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof.

Holders of a majority of the voting power represented by the outstanding shares of our Class A common stock and Class C common stock, voting together as a single class, must be present in person or by proxy in order for the Special Meeting to be validly held. We urge you to date, sign and return the accompanying proxy card in the enclosed envelope, or vote your shares by telephone or through the Internet, as soon as possible, whether or not you expect to attend the Special Meeting in person. If you attend the Special Meeting and wish to vote your shares in person, you may do so by validly revoking your proxy at any time prior to the vote.

This notice, the proxy statement and the accompanying proxy card are being distributed to stockholders and made available on the Internet commencing on or about September 19, 2016.

Richard S. Denning

Corporate Secretary

September 16, 2016

SPECIAL MEETING PROXY STATEMENT

GENERAL INFORMATION

This Special Meeting Proxy Statement (this “Proxy Statement”) is being furnished to stockholders of Cumulus Media Inc., a Delaware corporation (the “Company,” “we” or “our”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held at the Company’s offices, 3280 Peachtree Road, N.W., Atlanta, Georgia 30315, on October 12, 2016 at 9:00 a.m., local time, and at any postponements or adjournments thereof. The proxy materials, including this Proxy Statement and the proxy card, are first being distributed and made available on the Internet on or about September 19, 2016.

As stated in the accompanying Notice of Special Meeting of Stockholders, we will hold the Special Meeting to:

•

approve and adopt an amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to (i) effect a reverse stock split (the “Reverse Stock Split”) of our Class A common stock, par value $.01 per share (the “Class A Common Stock”), Class B common stock, par value $.01 per share (the “Class B Common Stock”), and Class C common stock, par value $.01 per share (the “Class C Common Stock”, and together with Class A Common Stock and Class B Common Stock, the “Common Stock”) at a ratio of one (1) share of the applicable class of Common Stock for each eight (8) shares of the same class of Common Stock (the “Reverse Stock Split Ratio”) and (ii) if and when the Reverse Stock Split is effected, reduce the number of authorized shares of our Common Stock by the Reverse Stock Split Ratio; and

•

approve the adjournment of the Special Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split.

Our By-Laws provide that only business within the purpose described in the meeting notice may be conducted at a special meeting of stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: This Proxy Statement is available at: www.investorvote.com/CMLS.

You may vote your shares prior to the Special Meeting by following the instructions provided in this Proxy Statement and the enclosed proxy card.

The record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting is the close of business on September 9, 2016. All holders of record of outstanding shares of Class A Common Stock and Class C Common Stock as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. If your shares are held in “street name” through a bank, broker or other nominee, you must obtain a proxy card from your bank, broker or other nominee in order to be able to vote your shares at the Special Meeting. On the Record Date, we had 233,798,935 outstanding shares of Class A Common Stock, no outstanding shares of Class B Common Stock and 644,871 outstanding shares of Class C Common Stock. Each outstanding share of Class A Common Stock on the Record Date is entitled to one vote on each proposal listed in this Proxy Statement and each outstanding share of Class C Common Stock on the Record Date is entitled to ten votes on each proposal listed in this Proxy Statement.

VOTING INSTRUCTIONS

A proxy is a legal designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written or electronic document, that document is also called a proxy, a proxy card or a form of proxy. A proxy card for you to use in voting at the Special Meeting accompanies this Proxy Statement. You may also vote by telephone or through the Internet as follows:

•	by telephone: call toll free 1-800-652-VOTE (8683) and follow the instructions provided by the recorded message; or

•	through the Internet: visit www.investorvote.com/CMLS and follow the steps outlined on the secure website.

If you vote through the Internet, you may incur costs such as data and Internet access charges for which you will be responsible. The telephone and Internet voting facilities for stockholders of record will close on October 12, 2016 at 1:00 a.m., Central Time. The telephone and Internet voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.

All properly executed proxies that are received prior to, or at, the Special Meeting and not revoked (and all shares properly voted by telephone or through the Internet) will be voted in the manner specified. If you execute and return a proxy card, and do not specify otherwise, the shares represented by your proxy will be voted FOR each of Proposal 1 and Proposal 2.

If your shares are held in “street name” through a bank, broker or other nominee, you should follow the instructions for voting on the form provided by your bank, broker or other nominee. You may submit voting instructions by telephone or through the Internet or, if you received your proxy materials by mail, you may complete and mail a proxy card to your bank, broker or other nominee. If you provide specific voting instructions by telephone, through the Internet or by mail, your bank, broker or other nominee will vote your shares as you have directed.

If you receive more than one proxy card or voting instruction form, it means your shares are registered differently or are held in more than one account at the transfer agent and/or with banks, brokers or other nominees.

We strongly encourage you to submit your proxy and exercise your right to vote as a stockholder. Please vote all of your shares.

CHANGING A PRIOR VOTE OR REVOKING A PROXY

If you have given a proxy or voted by telephone or through the Internet pursuant to this proxy solicitation, you may nonetheless revoke your proxy or vote by attending the Special Meeting and voting in person. In addition, you may revoke any proxy you give before the Special Meeting by voting by telephone or through the Internet at a later date (in which case only the last vote will be counted) prior to 1:00 a.m., Central Time on October 12, 2016, by delivering a written statement revoking the proxy or vote or by delivering a duly executed proxy bearing a later date to Richard S. Denning, Corporate Secretary, at our principal executive offices, 3280 Peachtree Road, N.W., Suite 2300, Atlanta, Georgia 30305, so that it is received prior to the Special Meeting, or by voting at the Special Meeting itself prior to the closing of the polls. If you have executed and delivered a proxy to us or voted by telephone or through the Internet, your attendance at the Special Meeting will not, by itself, constitute a revocation of your proxy or prior vote.

If your shares are held in “street name” through a bank, broker or other nominee, you should follow the instructions for changing or revoking your vote on the proxy card provided by your bank, broker or other nominee.

VOTES REQUIRED FOR APPROVAL

Votes Required

Each outstanding share of Class A Common Stock is entitled to one vote on each of Proposal 1 and Proposal 2. Each outstanding share of Class C Common Stock is entitled to ten votes on each of Proposal 1 and Proposal 2.

Proposal 1 — the approval and adoption of an amendment to the Certificate of Incorporation to (i) effect the Reverse Stock Split at the Reverse Stock Split Ratio and (ii) if and when the Reverse Stock Split is effected, reduce the number of authorized shares of our Common Stock by the Reverse Stock Split Ratio, will require the affirmative vote of a majority of the votes entitled to be cast at the Special Meeting.

Proposal 2 — the approval of the adjournment of the Special Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split, will require the affirmative vote of a majority of the votes present and entitled to be cast at the Special Meeting.

Discretionary Voting of Shares Held in “Street Name”

If your shares of Class A Common Stock or Class C Common Stock are held in “street name” through a bank, broker or other nominee, you will receive instructions from the registered holder describing how to direct the registered holder to vote your shares.

We believe that your bank, broker or other nominee may be able to vote your “street name” shares on Proposal 1 — the approval and adoption of an amendment to the Certificate of Incorporation to effect the Reverse Stock Split and, if and when the Reverse Stock Split is effected, reduce the number of authorized shares of our Common Stock by the Reverse Stock Split Ratio and Proposal 2 — the adjournment of the Special Meeting, in their discretion if you do not give them voting instructions, although they will not be required to do so. See “Quorum Required; Abstentions and “Broker Non-Votes” and Their Effects” below.

Quorum Required; Abstentions and “Broker Non-Votes” and Their Effects

Quorum Required. The presence in person or by proxy of holders of a majority of the voting power represented by the outstanding shares of Class A Common Stock and Class C Common Stock, voting together as a single class, is required to constitute a quorum for the transaction of business at the Special Meeting.

Abstentions and “Broker Non-Votes”. Abstentions and “broker non-votes” will be treated as present for purposes of determining a quorum. A “broker non-vote” occurs when a registered holder (such as a bank, broker or other nominee) holding shares in “street name” for a beneficial owner does not vote on a particular proposal because the registered holder does not have discretionary voting power for that particular proposal and has not received voting instructions from the beneficial holder. As noted above, we believe that your broker may be entitled to vote your shares without your instructions on Proposal 1 and Proposal 2, although such registered holder will not be required to vote such shares.

Abstentions and “broker non-votes”, if any, will have the same effect as a vote against each of Proposal 1 and Proposal 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information concerning the beneficial ownership of our voting Common Stock as of September 1, 2016 (unless otherwise noted) by (1) each person known to us to beneficially own more than 5% of any class of our voting Common Stock, (2) each of our directors and each of our named executive officers, and (3) all of our current directors and executive officers as a group.

	Class A Common Stock(1)			Class C Common Stock(1)		Percentage of Voting Control
Name of Stockholder	Number of Shares		Percentage	Number of Shares	Percentage
Crestview Radio Investors(2)	72,953,315		30.2%	—	—	29.4%
Greywolf Event Driven Master Fund(3)	12,845,373		5.5%	—	—	5.3%
Mary G. Berner	1,240,486	(4)	*	—	—	*
Jeffrey A. Marcus	40,486	(5)	*	—	—	*
Brian Cassidy	40,486	(5)	*	—	—	*
Lewis W. Dickey, Jr.	28,127,521	(6)	11.2%	644,871	100%	13.5%
Ralph B. Everett	190,822	(7)	*	—	—	*
Alexis Glick	84,128		*	—	—	*
David M. Tolley	116,082		*	—	—	*
John Abbot	—		—	—	—	—
Richard S. Denning	1,243,330	(8)	*	—	—	*
Joseph P. Hannan	576,000	(9)	*	—	—	*
John W. Dickey	2,122,857	(10)	*	—	—	*
All current directors and executive officers as a group (9 persons)	2,955,820	(11)	*	644,871	100%	3.6%

*	Indicates less than one percent.

(1)	Each share of Class A Common Stock and Class C Common Stock entitles its holder to one vote and ten votes, respectively, on each matter to be voted upon by stockholders. Each holder of Class C Common Stock is entitled to convert at any time all or any part of such holder’s shares of Class C Common Stock into an equal number of shares of Class A Common Stock without cost to such holder (except any transfer taxes that may be payable). However, to the extent that such conversion would result in the holder holding more than 4.99% of the Class A Common Stock following such conversion, the holder shall first deliver to the Company an ownership certification for the purpose of enabling the Company to (i) determine that such holder does not have an attributable interest in another entity that would cause the Company to violate applicable FCC rules and regulations and (ii) obtain any necessary approvals from the Federal Communications Commission (the “FCC”) or the United States Department of Justice. The Company, however, is not required to convert any share of Class C Common Stock if the Company reasonably and in good faith determines that such conversion would result in a violation of the Communications Act of 1934, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated under either act. In the event of the death of Mr. L. Dickey, Jr., each share of Class C Common Stock held by him, or any party related to or affiliated with him, will automatically be converted into one share of Class A Common Stock.

(2)	This information is based in part on a Schedule 13D/A filed on November 25, 2015. Includes presently exercisable warrants to purchase 7,815,553 shares of Class A Common Stock. Shares are held by Crestview Radio Investors, LLC, a special purpose investment vehicle, various Crestview investment funds which are members of Crestview Radio Investors, LLC, and certain other Crestview affiliates that are general partners of, or provide investment advisory and management services to, such funds. The address of each of these entities is 667 Madison Avenue, New York, New York 10065. Also includes securities identified as owned by each of Messrs. Cassidy and Marcus who are Crestview’s designees to our Board.

(3)	This information is based in part on a Schedule 13G filed on July 5, 2016. Shares are held by Greywolf Event Driven Master Fund, various Greywolf investment funds, and the sole managing member of one of the various Greywolf investment funds. The address of: (i) Greywolf Event Driven Master Fund is 89 Nexus Way, Camana Bay, Grand Cayman KY19007; and (ii) all of the reporting persons other than Greywolf Event Driven Master Fund is 4 Manhattanville Road, Suite 201, Purchase, New York 10577.

(4)	Includes options for 1,200,000 shares of Class A Common Stock exercisable within 60 days of September 1, 2016.

(5)	Consists of an award of restricted shares of Class A Common Stock which vested on May 14, 2016. In connection with the vesting of these shares, the holder has agreed to assign all rights, title and interest in these securities to an affiliate of Crestview Radio Investors, LLC. The holder disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The holder is one of Crestview’s designees to our Board. Does not reflect any securities owned by Crestview Radio Investors, LLC.

(6)	Includes: (i) 16,303,686 shares of Class A Common Stock underlying options that are presently exercisable; and (ii) indirect beneficial ownership of 8,341,264 shares of Class A Common Stock directly owned by Dickey Holdings Limited Partnership, LLLP, an entity in which Mr. L. Dickey, Jr. holds certain partnership interests. Mr. L. Dickey, Jr. disclaims beneficial ownership of all of the shares held by Dickey Holdings Limited Partnership except to the extent of his pecuniary interest therein.

(7)	Includes 45,450 shares of Class A Common Stock underlying options that are presently exercisable.

(8)	Includes: 1,094,870 shares of Class A Common Stock underlying options that are presently exercisable and options for 69,040 shares of Class A Common Stock exercisable within 60 days of September 1, 2016.

(9)	Mr. Hannan is our former Senior Vice President, Treasurer and Chief Financial Officer. Consists of shares of Class A Common Stock underlying options that are presently exercisable. This information is as of June 22, 2016, the date of his resignation from all positions with the Company.

(10)	Mr. J. Dickey is our former Executive Vice President of Content and Programming. Includes indirect beneficial ownership of 104,797 shares of Class A Common Stock owned by his wife. Excludes all securities owned by Dickey Holdings Limited Partnership, in which Mr. J. Dickey holds certain partnership interests (see footnote 6). This information is based on information provided to the Company by Mr. J. Dickey, who ceased his employment with the Company on September 29, 2015.

(11)	See footnotes 3-5 and 7-10.

PROPOSAL 1: APPROVAL AND ADOPTION OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND AUTHORIZED SHARE DECREASE

The first proposal to be voted on is the approval and adoption of an amendment to our Certificate of Incorporation to effect the Reverse Stock Split at the Reverse Stock Split Ratio and, if and when the Reverse Stock Split is effected, to correspondingly reduce the number of authorized shares of our Common Stock by the Reverse Stock Split Ratio.

On September 9, 2016, the Board adopted resolutions (1) approving and declaring advisable an amendment to our Certificate of Incorporation to effect the Reverse Stock Split and, if and when the Reverse Stock Split is effected, to reduce the number of authorized shares of Class A Common Stock from 750,000,000 to 93,750,000, of Class B Common Stock from 600,000,000 to 75,000,000 and of Class C Common Stock from 644,871 to 80,609 (the Reverse Stock Split and the corresponding reduction in the number of authorized shares of all classes of our Common Stock are together referred to as the “Reverse Stock Split Amendment”), (2) directing that the Reverse Stock Split Amendment be submitted to the holders of our Class A Common Stock and Class C Common Stock for their approval and adoption and (3) recommending that the holders of our Class A Common Stock and Class C Common Stock adopt the Reverse Stock Split Amendment.

Upon stockholder approval of the Reverse Stock Split Amendment, the Board may determine the exact timing of the filing of the Reverse Stock Split Amendment based on its evaluation as to when the filing would be the most advantageous to the Company and its stockholders. The Reverse Stock Split will be effected by filing an amendment to our Certificate of Incorporation in the form of the Certificate of Amendment attached as Annex A to this Proxy Statement (the “Reverse Stock Split Amendment Certificate”) with the Secretary of State of the State of Delaware.

Upon the effectiveness of the Reverse Stock Split Amendment, a reduction in the number of authorized shares of our Common Stock will occur as further described below under “Effect of the Reverse Stock Split on Holders of Outstanding Common Stock,” “Authorized Shares” and “Fractional Shares.”

The Board reserves the right to elect to abandon the Reverse Stock Split notwithstanding stockholder approval of the Reverse Stock Split Amendment, if it determines in its sole discretion that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. If the Board abandons the Reverse Stock Split, there will be no reduction in the number of authorized shares of our Common Stock.

To avoid the existence of fractional shares of our Common Stock, stockholders of record who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled to receive one whole share of the applicable class of Common Stock by virtue of rounding up such fractional share of the same class of Common Stock to the next highest whole share as described under “Fractional Shares.”

Purpose of the Reverse Stock Split Amendment

Our Class A Common Stock is listed on The NASDAQ Stock Market, LLC (“NASDAQ”). In order for our Class A Common Stock to continue trading on NASDAQ, we must comply with various listing standards, including our Class A Common Stock maintaining a minimum closing bid price of at least $1.00 during a 30 consecutive trading-day period. On November 3, 2015, we received a letter from the Listing Qualifications Department of NASDAQ indicating that our Class A Common Stock has failed to comply with the minimum bid price requirement for continued listing. On May 3, 2016, we received approval from NASDAQ to transfer the listing of our Class A Common Stock from the NASDAQ Global Select Market to the NASDAQ Capital Market, which provides us an additional 180 calendar days to comply with the minimum closing bid price rule in order for our Class A Common Stock to remain listed on the NASDAQ Capital Market. Our inability to maintain the listing of our Class A Common Stock on any NASDAQ market may materially adversely affect the liquidity and market price of our Class A Common Stock. The Board is submitting the Reverse Stock Split Amendment to stockholders for approval and adoption with the primary intent of increasing the price of our Class A Common Stock to regain compliance with this listing requirement. If Proposal 1 is not approved and adopted, we may be unable to maintain the listing of our Class A Common Stock on NASDAQ, which could adversely affect the liquidity and marketability of our Class A Common Stock.

Many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Class A Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Class A Common Stock a more attractive and cost-effective investment for many investors, which may enhance the liquidity of our Class A Common Stock for holders and potential holders.

Reducing the number of outstanding shares of our Class A Common Stock through the Reverse Stock Split Amendment is intended, absent other factors, to increase the per share market price of our Class A Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Class A Common Stock. As a result, even if a Reverse Stock Split Amendment is effected, it may not result in the intended benefits described above, including compliance with the NASDAQ listing requirements, the market price of our Class A Common Stock may not increase following the Reverse Stock Split or even if it does, the market price of our Class A Common Stock may decrease in the future. Additionally, the market price per share of our Class A Common Stock after the Reverse Stock Split may not increase in proportion to the reduction in the number of shares of our Class A Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Class A Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Finally, we believe that the Reverse Stock Split and the corresponding reduction in the number of authorized shares of our Class A Common Stock will provide the Company and its stockholders with other benefits. Currently, the fees we pay to list our shares on NASDAQ are based on the number of shares we have outstanding. Also, the fees we pay for custody and clearing services, the fees we pay to the Securities and Exchange Commission (the “SEC”) to register securities for issuance and the costs of our proxy solicitations are frequently based on or related to the number of shares being held, cleared or registered, as applicable. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and tax that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Effect of the Reverse Stock Split

If approved and effected, the Reverse Stock Split will take effect simultaneously and in the same ratio for all outstanding shares of all classes of our Common Stock. In accordance with the terms of our Certificate of Incorporation, the Reverse Stock Split will affect each class of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent that the Reverse Stock Split would result in any holder of our Common Stock receiving a whole share of the applicable class of Common Stock by virtue of the treatment of fractional shares as described under “Fractional Shares.”

The principal effects of the Reverse Stock Split will be that:

•	each eight shares of each class of our Common Stock owned by a stockholder will be combined into one share of the same class of Common Stock;

•

the aggregate number of equity-based awards that remain available to be granted under our equity incentive plans and other benefit plans will be reduced proportionately to reflect the Reverse Stock Split Ratio;

•

proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of outstanding stock options, as well as to the number of shares that would be owned upon vesting of restricted stock awards, which will result in approximately the same aggregate price that would have been required to be paid upon exercise of such options, as well as the same number of shares that would have been owned upon vesting of such restricted stock awards, immediately preceding the Reverse Stock Split;

•	any performance metric that is applicable to an equity-based award that is related to the per share price of our Class A Common Stock will be adjusted based on the Reverse Stock Split Ratio;

•

the aggregate number of shares issuable pursuant to outstanding stock options, restricted stock awards or other equity-based awards made under our equity incentive plans will be reduced proportionately based upon the Reverse Stock Split Ratio;

•

there will likely be an increase in the number of stockholders who own odd lots (less than 100 shares) of our Class A Common Stock. Stockholders who own odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing sales; and

•

the number of authorized shares of each class of our Common Stock will contemporaneously and correspondingly be reduced based upon the Reverse Stock Split ratio determined by the Board (or any authorized committee of the Board).

Upon the effectiveness of the Reverse Stock Split Amendment, each class of our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which numbers are used to identify our equity securities, and stock certificates with the old CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

The Reverse Stock Split is not intended to be a first step in a series of steps leading to a “going private transaction” pursuant to Rule 13e-3 under the Securities Exchange Act of 1934, as amended. Implementing the Reverse Stock Split would not reasonably likely result in, or would not have a purpose to produce, a going private effect.

Beneficial Holders of Common Stock. Upon the implementation of the Reverse Stock Split, we intend to treat shares of Common Stock held by stockholders in “street name” (i.e., through a bank, broker or other nominee), in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name”. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of our Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Registered “Book-Entry” Holders of Common Stock. Certain of our registered holders of Common Stock may hold some or all of their shares electronically in “book-entry” form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares of Common Stock in “book-entry” form with the transfer agent, they will be sent a transaction statement by the transfer agent as soon as practicable after the effective time of the Reverse Stock Split indicating the number of shares of Common Stock held.

Holders of Certificated Shares of Common Stock. Stockholders of record at the effective time of the Reverse Stock Split Amendment holding shares of any class of Common Stock in certificated form (“Old

Certificates”) will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split Amendment indicating that these holders will receive in exchange for their Old Certificates either (i) registered shares in “book-entry” form or (ii) new certificates (“New Certificates”), in each case representing the appropriate number of whole shares of the same class of Common Stock following the Reverse Stock Split.

The letter of transmittal will contain the necessary materials and instructions on how a stockholder should surrender his, her or its Old Certificates representing shares of Common Stock to the transfer agent. No registered shares in “book-entry” form or New Certificates will be delivered to a stockholder until the stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. Stockholders will then receive either a statement reflecting the shares in “book-entry” form registered in their accounts or New Certificates representing the number of whole shares of the same class of Common Stock for which their shares of Common Stock were combined as a result of the Reverse Stock Split.

Until surrendered, outstanding Old Certificates will only represent the number of whole shares of our Common Stock following the Reverse Stock Split to which the shares formerly represented by the Old Certificate were combined into as a result of the Reverse Stock Split. Stockholders must exchange their Old Certificates in order to effect transfers or deliveries of shares on NASDAQ.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for registered shares in “book-entry” form or New Certificates. If an Old Certificate bears a restrictive legend, the registered shares in “book-entry” form or New Certificate will bear the same restrictive legend.

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Fractional Shares

There will be no fractional shares issued in connection with the effectiveness of the Reverse Stock Split Amendment. A holder of record of any class of Common Stock upon the effectiveness of the Reverse Stock Split Amendment who would otherwise be entitled to a fraction of a share of such class of Common Stock will, in lieu of such fractional share, be entitled to receive one whole share of the applicable class of Common Stock by virtue of rounding up such fractional share of the same class of Common Stock to the next highest whole share.

Authorized Shares

If and when the Reverse Stock Split is effected, the number of authorized shares of each class of our Common Stock will be reduced by the Reverse Stock Split Ratio.

As a result of the reduction in authorized shares of each class of our Common Stock that will occur if and when the Reverse Stock Split is effected, the same proportion of authorized but unissued shares of each class of Common Stock to shares of each class of Common Stock authorized and issued (or reserved for issuance) would be maintained as of the effective time of the Reverse Stock Split Amendment. If the Reverse Stock Split is not effected for any reason, including the Board’s determination after stockholder approval thereof, there will be no reduction in the number of authorized shares of our Common Stock.

Accounting Matters

The Reverse Stock Split Amendment will not affect the par value of our Common Stock per share, which will remain at $0.01. As a result, as of the effective time of the Reverse Stock Split Amendment, the stated capital attributable to each class of Common Stock on our balance sheet will be reduced proportionately based upon the Reverse Stock Split Ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Risks Associated with the Reverse Stock Split

In addition to the risks associated with the Reverse Stock Split described above, there are a number of other risks associated with the Reverse Stock Split, including:

•	the market price of our Class A Common Stock after the Reverse Stock Split may not remain in excess of the minimum bid price requirement for continued listing on NASDAQ;

•

the Reverse Stock Split could be viewed negatively by the market, and other factors may adversely affect the market price of our Class A Common Stock. There can be no assurance that the per share market price of our Class A Common Stock after the Reverse Stock Split will increase or remain in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split;

•

if the Reverse Stock Split is approved and implemented and the market price of our Class A Common Stock declines, the percentage decline may be greater than would have occurred absent the Reverse Stock Split; and

•

although our Board believes that a higher Class A Common Stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per share market price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Other factors, such as our financial results, market conditions and the market perception of our business, likewise may adversely affect the interest of new investors in the shares of our Class A Common Stock. Further, after the Reverse Stock Split, we will have fewer shares that are publicly traded. As a result, the trading liquidity of shares of our Class A Common Stock may not improve, and could decline, as a result of the Reverse Stock Split. There can be no assurance that the Reverse Stock Split, if approved and implemented, will result in the intended benefits described in this Proxy Statement.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary does not address all of the U.S. federal income tax consequences that may be relevant to any particular holder of our Common Stock, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks and other financial institutions, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, partnerships (or other entities classified as partnerships for U.S. federal income tax purposes) and investors therein, “U.S. holders” (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, persons subject to the alternative minimum tax, persons who acquired our Common Stock through the exercise of employee stock options or otherwise as compensation, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for U.S. federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. This summary does not address the Medicare tax on net investment income, gift or estate taxes, or the effects of any state, local or foreign tax laws.

Each holder of our Common Stock should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders. The discussion in this section is addressed to “U.S. holders.” A “U.S. holder” is a beneficial owner of any class of our Common Stock that is a citizen or individual resident of the United States, a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock. The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the Common Stock surrendered, and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Non-U.S. Holders. The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of any class of our Common Stock that is neither a U.S. holder nor a partnership (or other entity classified as a partnership for U.S. federal income tax purposes). Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split.

No Appraisal Rights

Under the laws of the State of Delaware, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split Amendment.

Interests of Certain Persons in Proposal 1

Certain of our officers and directors have an interest in Proposal 1 as a result of their ownership of shares of our Class A Common Stock and/or Class C Common Stock. However, we do not believe that our officers or directors have interests in Proposal 1 that are different from or greater than those of any of our other stockholders.

Required Vote

The affirmative vote of a majority of the votes entitled to be cast at the Special Meeting is required to approve and adopt Proposal 1.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE REVERSE STOCK SPLIT AMENDMENT.

PROPOSAL 2: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING, IF NECESSARY OR ADVISABLE

Our stockholders are being asked to consider and vote upon an adjournment by stockholders of the Special Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split.

Required Vote

The affirmative vote of a majority of the votes present and entitled to be cast at the Special Meeting is required to approve Proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR ADVISABLE.

OTHER MATTERS

Our By-Laws provide that only business within the purpose described in a notice of special meeting may be conducted at a special meeting of stockholders.  Accordingly, no business other than Proposals 1 and 2 shall be conducted at the Special Meeting.

SOLICITATION OF PROXIES AND HOUSEHOLDING

We will bear the cost of the solicitation of proxies. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail or otherwise, but they will not be compensated specifically for these services. We have retained D.F. King & Co., Inc. to assist with the solicitation of proxies for a fee of $5,000 plus reimbursement of out of pocket expenses. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our Common Stock they hold of record.

From time to time, we may, and if you hold any shares of our Common Stock in “street name”, your bank, broker or other nominee, may participate in the practice of “householding” proxy soliciting material. This means that if you reside in the same household as other stockholders of record or beneficial owners of our Common Stock, you may not receive your own copy of our proxy materials, even though each stockholder receives his or her own proxy card. If your household received one set of proxy materials and you are a stockholder of record who would like to receive additional copies of our proxy materials, you may request a duplicate set by contacting our Corporate Secretary at our principal executive offices, 3280 Peachtree Road, N.W., Suite 2300, Atlanta, Georgia 30305 or at the following telephone number: (404) 949-0700. If you share an address with other stockholders of record and your household received multiple sets of proxy materials, and you would like for your household to receive a single copy of our proxy materials, you may make such a request by contacting our Corporate Secretary at our principal executive offices listed above. If you hold your shares in “street name”, please contact your bank, broker or other nominee directly to request a duplicate set of proxy materials or to reduce the number of copies of our proxy materials that are sent to your household.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

In accordance with the rules of the SEC, if you wish to submit a proposal to be brought before the 2017 annual meeting of stockholders, we must receive your proposal by not later than December 30, 2016, in order for it to be included in our proxy materials relating to that meeting. Stockholder proposals must be accompanied by certain information concerning the proposal and the stockholder submitting it as more fully described in our By-laws. Proposals should be directed to Richard S. Denning, Corporate Secretary, at our principal executive offices, 3280 Peachtree Road, N.W., Suite 2300, Atlanta, Georgia 30305. To avoid disputes as to the date of receipt, it is suggested that any stockholder proposal be submitted by certified mail, return receipt requested. In addition, in accordance with our By-laws, for any proposal to be submitted by a stockholder for a vote at the 2017 annual meeting of stockholders, whether or not submitted for inclusion in our proxy statement, we must receive advance notice of such proposal not later than March 11, 2017.

WE WILL PROVIDE TO ANY STOCKHOLDER, WITHOUT CHARGE AND UPON WRITTEN REQUEST, A COPY (WITHOUT EXHIBITS UNLESS OTHERWISE REQUESTED) OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 AS FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE DIRECTED TO CORPORATE SECRETARY, CUMULUS MEDIA INC., 3280 PEACHTREE ROAD, N.W., SUITE 2300, ATLANTA, GEORGIA 30305.

By Order of the Board of Directors

Richard S. Denning

Corporate Secretary

Dated: September 16, 2016

ANNEX A

FORM OF CERTIFICATE OF AMENDMENT TO

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CUMULUS MEDIA INC.

Cumulus Media Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The name of the corporation is Cumulus Media Inc. (the “Company”).

SECOND: The Third Amended and Restated Certificate of Incorporation of the Company is hereby amended by changing ARTICLE IV so that, as amended, ARTICLE IV shall be and read as follows:

“The aggregate number of shares which the Company is authorized to issue is 268,830,609, divided into four classes consisting of: (i) 93,750,000 shares designated as Class A Common Stock, $.01 par value per share (hereinafter referred to as the “Class A Common Stock”); (ii) 75,000,000 shares designated as Class B Common Stock, $.01 par value per share (hereinafter referred to as the “Class B Common Stock”); (iii) 80,609 shares designated as Class C Common Stock, $.01 par value per share (hereinafter referred to as the “Class C Common Stock”); and (iv) 100,000,000 shares of Preferred Stock, $.01 par value per share (hereinafter referred to as the “Preferred Stock”). The Class A Common Stock, Class B Common Stock, and Class C Common Stock shall be referred to collectively herein as the “Common Stock”. Effective upon the filing with the Secretary of State of the State of Delaware of this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation (the “Effective Time”) each eight shares of each class of Common Stock shall, without any action on the part of the holder thereof, be reclassified and converted into one fully paid and nonassessable share of the same class of Common Stock, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares shall be issued as a result of the Reverse Stock Split. A holder of record of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share of Common Stock shall, in lieu of such fractional share, be entitled to receive one more share of Common Stock by virtue of rounding up such fractional share to the next highest whole share. Until surrendered, each certificate that immediately prior to the Effective Time represented shares of Class A Common Stock and Class C Common Stock (“Old Certificates”) shall only represent the number of whole shares of Class A Common Stock and Class C Common Stock into which the shares of Class A Common Stock and Class C Common Stock formerly represented by such Old Certificate were converted into as a result of the Reverse Stock Split.”

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its duly authorized officer, this [•] day of [•], 2016.

CUMULUS MEDIA INC.

By:
Name:
Title:

CUMULUS

IMPORTANT SPECIAL MEETING INFORMATION

000004

ENDORSEMENT LINE SACKPACK

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by telephone

Vote through the Internet

CUMULUS MEDIA INC. SPECIAL MEETING PROXY CARD

1234 5678 9012 345

C 1234567890 JNT

1UPX 2797411

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02CR3B

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by telephone or through the Internet must be received prior to 1:00 a.m., Central Time, on [●], 2016 Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Vote through the Internet · Go to www.investorvote.com\CMLS · Or scan the QR code with your smartphone Follow the steps outlined on the secure website Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. CUMULUS MEDIA INC. SPECIAL MEETING PROXY CARD IF YOU HAVE NOT VOTED BY TELEPHONE OR THROUGH THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends a vote FOR each of Proposal 1 and Proposal 2. 1. Proposal to approve and adopt an amendment to our Certificate of Incorporation to effect a reverse stock split and authorized share decrease. 2. Proposal to approve the adjournment of the Special Meeting, if necessary or advisable. For Against Abstain Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing in a fiduciary or representative capacity, give full title as such. Date (mm\dd\yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF YOU HAVE NOT VOTED BY TELEPHONE OR THROUGH THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — CUMULUS MEDIA INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Mary G. Berner, John Abbot and Richard S. Denning (the “Proxies”), and each of them, with the power of substitution to represent and vote, as set forth below, all of the shares of stock of Cumulus Media Inc. (the “Company”) held of record by the undersigned at the close of business on September 9, 2016, at the Special Meeting of Stockholders (the “Special Meeting”) of the Company to be held on [●], 2016, and at any adjournments or postponements thereof, with all powers the undersigned would possess, as if the undersigned were present personally at such Special Meeting or any adjournments or postponements thereof. The Board of Directors of the Company recommends a vote FOR each of Proposal 1 and Proposal 2. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of Proposal 1 and Proposal 2. The Proxies are hereby authorized to vote in accordance with their best judgment on any other matter that may properly come before the Special Meeting and at any adjournments or postponements thereof. Non-Voting Items Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.